UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2007

Gateway, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14500 (Commission File Number)	42-1249184 (IRS Employer Identification No.)
7565 Irvine Center Drive, Irvine, CA 92618
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code: 949-471-7000
None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     On October 1, 2007, in connection with the Asset Purchase Agreement (the “Asset Purchase Agreement”) dated September 4, 2007 among Gateway, Inc. (“Gateway”), MPC Corporation (“MPC”), MPC-PRO LLC (“Buyer”), a wholly-owned subsidiary of MPC, and Gateway Technologies, Inc. (“GTI”), a wholly-owned subsidiary of Gateway, Gateway and Buyer entered into a Transition Services Agreement (the “Transition Services Agreement”). Under the Transition Services Agreement, Gateway has agreed to provide certain transition services to Buyer during the seventeen-week period following the date of the Transition Services Agreement for a total fee of approximately $6.15 million, with additional fees payable in the event that services are provided following such seventeen-week period. The Transition Services Agreement also provides that Gateway will buy and sell certain components on behalf of Buyer in the course of providing transition services, including the procurement of components from component suppliers and the sale of such components to original design manufacturers.
     The foregoing description of the Transition Services Agreement is qualified in its entirety by reference to the form of the Transition Services Agreement contained in Exhibit 2.1 to Gateway’s Current Report on Form 8-K filed September 5, 2007.
Item 2.01. Acquisition or Disposition of Significant Assets.
     On October 1, 2007, pursuant to the Asset Purchase Agreement, Gateway completed the sale to Buyer of certain assets of its Professional Division and that portion of its Consumer Direct business engaged in selling products and services to small- to medium-sized businesses in exchange for (i) the assumption of certain warranty, employee and other liabilities by Buyer valued at approximately $70 million, (ii) a promissory note from Buyer that is expected to be in an amount of approximately $6 million, and equal to the difference between the book value of the transferred inventory and the book value of certain liabilities associated with the transferred employees and (iii) 19.9% of the outstanding equity of MPC (the “Transaction”). As part of the Transaction, a significant portion of the employees of Gateway’s Professional Division have joined Buyer and continue to work out of the North Sioux City, South Dakota facility. The Buyer has also assumed Gateway’s ownership in its final assembly facility (GCC) located in Nashville, Tennessee, and will take full responsibility for this facility, including the assembly of Gateway Professional Division products produced there.
Item 9.01. Financial Statements and Exhibits.
(b) Pro Forma Financial Information
The required unaudited pro forma consolidated balance sheet as of June 30, 2007 and December 31, 2006 and the unaudited pro forma consolidated statements of operations for the six months ended June 30, 2007 and for the fiscal year ended December 31, 2006 are included in and attached hereto as Exhibit 99.1.
(d) Exhibits

Exhibit
Number	Description
99.1	Unaudited pro forma consolidated balance sheet as of June 30, 2007 and December 31, 2006 and the unaudited pro forma consolidated statements of operations for the six months ended June 30, 2007 and for the fiscal year ended December 31, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 5, 2007

GATEWAY, INC.
By:	/s/ John P. Goldsberry
John P. Goldsberry
Senior Vice President & Chief Financial Officer

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